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                                                                EXHIBIT 10.37

                         WELLPOINT HEALTH NETWORKS INC.
                            1999 STOCK INCENTIVE PLAN

                      (AS AMENDED THROUGH DECEMBER 6, 2000)

                                   ARTICLE ONE
                               GENERAL PROVISIONS

1.1      ELIGIBILITY

         This WellPoint Health Networks Inc. 1999 Stock Incentive Plan ("PLAN"), adopted effective May 11, 1999 ("EFFECTIVE DATE"), is intended to enable WellPoint Health Networks Inc. ("COMPANY") to offer options, restricted stock, performance shares, performance units, phantom stock and stock appreciation rights to the following eligible individuals ("ELIGIBLE INDIVIDUALS"): Key employees and officers and directors of the Company or of an affiliate ("AFFILIATE") linked to the Company by a 50% or greater chain of ownership or in which the Company has a significant ownership interest, directly or indirectly (as determined by the Committee, as defined below), and consultants and independent contractors providing services to the Company or an Affiliate. In addition to the aforementioned discretionary grants, this Plan provides for automatic stock and option grants to non-employee members of the Board of Directors of the Company ("BOARD").

         This Plan will serve as the successor to the Company's existing Stock Option/Award Plan and Employee Stock Option Plan ("PREDECESSOR PLANS"), and no further awards will be made under the Predecessor Plans from and after the adoption of this Plan by the Company's stockholders on the Effective Date. All outstanding awards under the Predecessor Plans on the Effective Date will be incorporated into this Plan and will accordingly be treated as outstanding awards under this Plan. However, each outstanding award so incorporated will continue to be governed solely by the express terms and conditions of the agreements evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated awards with respect to their acquisition of shares of the Company's Common Stock ("COMMON STOCK") thereunder.

1.2      ADMINISTRATION OF THE PLAN

A. COMMITTEE. The Plan will be administered by a committee or committees appointed by the Board and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated grant and award recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term "COMMITTEE," when used in this Plan, refers to the committee that has been delegated authority with respect to a matter.


         In determining the composition of any committee or subcommittee, the Board or committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the Securities and Exchange

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         Commission with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities and Exchange Act of 1934 ("1934 ACT") with respect to securities of the Company and
         (ii) Section 162(m) of the Internal Revenue Code ("CODE"), but shall not be bound by such compliance.

B. AUTHORITY. Each Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are Eligible Individuals and which Eligible Individuals are to receive grants and/or awards under the Plan, to determine the amount and/or number of shares subject to such a grant or award, and to determine the terms of such a grant or award made under the Plan (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

1.3      STOCK SUBJECT TO THE PLAN

A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan will be drawn from the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. Subject to adjustment in accordance with the terms of the Plan, the number of shares of Common Stock that may be issued under the Plan will not exceed 3,200,000 shares plus the number of shares of Common Stock remaining for issuance on the Effective Date under the Predecessor Plans (whether or not subject to outstanding awards under the Predecessor Plans) Not more than 1,000,000 shares subject to adjustment as provided in Paragraph 1.3.C., may be subject to awards for which the Company shall receive no consideration.

B. SHARE COUNTING. In determining whether the number of shares issued under the Plan exceeds the maximum number set forth in Paragraph 1.3.A., only the net number of shares actually issued under an award shall count against the limit. Thus, if any outstanding grant or award under the Plan (including awards under the Predecessor Plans) expires, is terminated, is cancelled or is forfeited for any reason after the Effective Date but before the full number of shares governed by the grant or award are issued, those remaining shares will not be charged against the limit in Paragraph 1.3.A. above and will be available for subsequent grants and awards under the Plan. Shares issued under the Plan (or the Predecessor Plans) and subsequently forfeited to or repurchased by the Company pursuant to its forfeiture and repurchase rights under the Plan (or the Predecessor Plans) after the Effective Date will be available for subsequent grants and awards under this Plan. If shares held by an awardholder are delivered to the Company, or are withheld from shares otherwise issuable under the award, in payment of all or a portion of the exercise price or tax withholding obligations under the award (including awards incorporated into this Plan from the Predecessor Plans), only the net number of shares issued by the Company (i.e., the gross number less the shares delivered or withheld) shall be counted toward the limit of Paragraph 1.3.A. Similarly, shares for which a cash payment is made in lieu of payment in stock will be available for subsequent grants and awards under this Plan. Any shares issued or grants settled by the


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         Company pursuant to the assumption or substitution of outstanding grants or grant commitments from an acquired company or other entity (whether acquired through the acquisition of stock, assets or otherwise) shall not be counted against the limitations set forth in Paragraph 1.3.A.

         Similarly, any shares of Common Stock that are repurchased by the Company after May 11, 1999 (the "REPURCHASED SHARES") on the open market or in private transactions may be added to the aggregate number of shares available for issuance, so long as the aggregate price paid for the Repurchased Shares does not exceed the cumulative amount received in cash by the Company after May 11, 1999, for the exercise of options or issuance of awards granted under the Plan. In no event shall the number of additional shares issuable by reason of the adjustments described in the preceding sentence exceed 15,000,000 shares.

C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to
         (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in effect under automatic option and stock grants to directors and each outstanding grant and award under the Plan, (iii) the maximum number of shares issuable to one individual pursuant to Paragraph 1.3.D., (iv) the maximum number of shares issuable without consideration pursuant to Paragraph 1.3.A. and (v) the maximum number of shares which may be added to the Plan upon repurchase pursuant to Paragraph 1.3.B. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the grants and awards.

D. INDIVIDUAL LIMIT. No Eligible Individual will receive options, restricted stock, performance shares, performance units, phantom stock, stock appreciation rights or any combination of each under this Plan for more than 1,000,000 shares (subject in each case to adjustment as provided in Paragraph 1.3.C.) plus 5,000,000 shares issuable under options granted pursuant to Paragraph 2.1.D. during any consecutive twelve month period.

                                  ARTICLE TWO
                                     OPTIONS

2.1      TERMS AND CONDITIONS OF OPTIONS

A. TYPE AND TERM. The Committee has full authority to determine whether options are to be incentive stock options ("INCENTIVE OPTIONS") that satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options not intended to satisfy those requirements ("NON-QUALIFIED OPTIONS"), the time or times at which grants become exercisable, the maximum term for which grants remain outstanding and the remaining terms of options, subject to the remaining provisions of the Plan.


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B.       PRICE. The option price per share will be fixed by the Committee;
         provided, however, that in no event will the option price per share (other than with respect to an option granted in lieu of other compensation pursuant to Paragraph 5.9) be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant.

C. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company, in such form as the Committee shall authorize, at any time before termination of the option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at any subsequent time, and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

                  (1) a promissory note authorized pursuant to Paragraph 5.3;

                  (2) in shares of Common Stock valued as of the Exercise Date (defined below) and held for the requisite period to avoid a charge to earnings; or

                  (3) through a sale and remittance procedure under which the option holder delivers, in such form as the Committee shall authorize, an exercise notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price.

For purposes of Subparagraph (2) immediately above, the "EXERCISE DATE" is the date on which notice, in such form as the Committee shall authorize, of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date is the date on which notice and actual payment is received by the Company.

D. An option may provide, to the extent subject to such terms as the Committee authorizes, that upon the exercise of the option, the holder will automatically be granted a new option covering that number of shares equal to (i) the number of shares delivered to the Company by the holder, or withheld from shares otherwise issuable to the holder upon exercise, in payment of the exercise price of the option or the tax withholding obligations attributable thereto and\or (ii) that number of shares with a then Fair Market Value equal to the amount of the withholding obligations paid in cash by the holder.

E. STOCKHOLDER RIGHTS. An option holder will have no stockholder rights with respect to any shares covered by an option before the Exercise Date of the option, as defined in the immediately preceding Paragraph.

F. SEPARATION FROM SERVICE. The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by or to provide services to the Company or an Affiliate. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:


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                  (1) DOLLAR LIMIT. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or a greater amount permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, those options will not be treated as Incentive Options. In making this determination, options will be taken into account in the order in which they were granted.

                  (2) 10% STOCKHOLDER. If any employee to whom an Incentive Option is to be granted is, on the date of grant, the owner of stock (determined using the attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary ("10% STOCKHOLDER"), then the following special provisions will apply to the option granted to that individual:

                           (i) The option price per share of the stock subject
to that Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

                           (ii) The option will not have a term in excess of 5
years from the date of grant.

                  (3) TERM. In no event will an Incentive Option be exercisable after the expiration of ten (10) years from the date of grant of such option.

                  (4) EMPLOYEES. Incentive Options may only be granted to employees of the Company or of a parent or subsidiary.

                  (5) PARENT AND SUBSIDIARY. For purposes of this Paragraph, "parent" and "subsidiary" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

H. TRANSFERABILITY. During the lifetime of the optionee, options will be exercisable only by the optionee and will not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death. However, if and to the extent that the Committee so authorizes at the time an award is granted or amended, an option or other award may, in connection with a gift or a domestic relations order, be assigned in whole or in part during the grantee's lifetime to one or more members of the grantee's family or to a trust, foundation or other entity in which one or more such family members has more than fifty percent (50%) of the beneficial interest. Rights under the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.


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2.2      REPURCHASE RIGHTS

         The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company or its assigns will have the right, exercisable upon the optionee's separation from service with the Company and/or its Affiliates, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of that option. Any such repurchase right will be exercisable on such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of the repurchase right in one or more installments) as the Committee may specify in the instrument evidencing the right. The Committee will also have full power and authority to provide for the automatic termination of repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares.

                                 ARTICLE THREE
                RESTRICTED STOCK, PERFORMANCE SHARES, PERFORMANCE
               UNITS, PHANTOM STOCK AND STOCK APPRECIATION RIGHTS

3.1      RESTRICTED STOCK

         Restricted stock granted under the Plan consists of shares of Common Stock (together with cash dividend equivalents if so determined by the Committee), the retention and transfer of which is subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Company) as the Committee shall determine. The terms, conditions and restrictions to which restricted stock is subject will be evidenced by such instruments as the Committee may from time to time approve and may vary from grant to grant. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its Affiliates as a condition precedent to the issuance of restricted stock.

3.2      PERFORMANCE SHARES

         Performance shares granted under the Plan consist of the right, subject to such terms, conditions and restrictions as the Committee may determine (including, but not limited to continued employment and/or performance standards), to receive a share of Common Stock. Performance shares will be evidenced by such instruments as the Committee may from time to time approve. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its Affiliates as a condition precedent to the issuance of shares pursuant to performance shares. The terms, conditions and restrictions to which performance shares are subject may vary from grant to grant.

3.3      PHANTOM STOCK

         Phantom stock granted under the Plan consists of the right to receive an amount in cash equal to the Fair Market Value of one share of Common Stock on the date of valuation of the phantom stock (together with cash dividend equivalents if so determined by the Committee) less


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such amount, if any, as the Committee shall specify. Phantom stock will be evidenced by such instruments as the Committee may from time to time approve. The date of valuation and payment of cash under phantom stock and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) will be determined by the Committee.

3.4      PERFORMANCE UNITS


         Performance units granted under the Plan consist of the right to receive cash, subject to such terms, conditions and restrictions (including, but not limited to performance standards) as the Committee may determine. Performance units will be evidenced by such instruments as the Committee may from time to time approve. The terms, conditions and restrictions to which performance units are subject may vary from grant to grant.

3.5       CASH PAYMENTS


         The Committee may provide award holders with an election, or require a holder, to receive a portion of the total value of the Common Stock subject to restricted stock or performance shares in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee may specify.

3.6      STOCK APPRECIATION RIGHTS


         The Committee may provide option holders, upon such terms and conditions as the Committee may establish at the time of an option grant or at any time thereafter, the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the difference between (i) the Fair Market Value (at the date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable and (ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this Paragraph 3.6 may be made in shares of Common Stock or restricted stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate.

                                  ARTICLE FOUR
                   AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

4.1      AUTOMATIC STOCK GRANTS


         On June 30, 1999 and each date thereafter on which annual grants are made to officers of the Company subject to the short-swing profit liabilities of
Section 16 of the 1934 Act ("AUTOMATIC GRANT DATE"), each individual who is then serving as a non-employee member of the Board ("ELIGIBLE INDEPENDENT DIRECTOR") and has so served for at least six full calendar months will, in consideration of his or her past services, automatically be granted 800 shares of Common Stock ("AUTOMATIC STOCK GRANTS"), subject to adjustment under Paragraph 1.3.C. of this Plan. However, an Eligible Independent Director may elect, before the beginning of the calendar year after 1999 in which an Automatic Stock Grant would otherwise be made, to be granted in lieu thereof on such Automatic Grant Date an option to acquire that number of shares of Common


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Stock equal to four times (or such other multiple as the Board may approve in advance) the number of shares of Common Stock that he or she would have received under such Automatic Stock Grant. The terms of such stock option shall be same as the terms applicable to Automatic Options as set forth in Section 4.2.B. below, except that the number of shares subject to such option shall be the number set forth in the previous sentence and such stock option shall be immediately exercisable for all shares of Common Stock subject to such option.

4.2      AUTOMATIC STOCK OPTION GRANTS

A.       GRANT DATES. Option grants shall be made on the dates specified below:

                  (1) On June 30, 1999, each individual then serving as an Eligible Independent Director will receive an option to purchase 8000 shares of Common Stock (an "AUTOMATIC OPTION"), subject to adjustment under Paragraph 1.3.C. of this Plan.

                  (2) Each individual who is first elected or appointed as an Eligible Independent Director at any time after June 30, 1999 will receive, on the date of such initial election or appointment, an Automatic Option to purchase 8000 shares of Common Stock, subject to adjustment under Paragraph 1.3.C. of this Plan.

                  (3) On each Automatic Grant Date after June 30, 1999, each individual who then serves as an Eligible Independent Director will receive an Automatic Option to purchase 2000 shares of Common Stock, subject to adjustment under Paragraph 1.3.C. of this Plan. There shall be no limit on the number of such 2000-share Automatic Option Grants any one Eligible Independent Director may receive over his or her period of Board service.

B. TERMS AND CONDITIONS. The terms and conditions applicable to each Automatic Option will be as follows:

                  (1) PRICE. The option price per share will be equal to one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

                  (2) TERMS. Each Automatic Option will have a term of ten (10) years, measured from the date of grant.

                  (3) EXERCISE OF OPTIONS. Each initial 8000-share Automatic Option will be immediately exercisable with respect to 2000 shares and shall become exercisable with respect to 2000 additional shares on each of the first three anniversaries of the date of grant (unless sooner exercisable pursuant to the terms hereof). Each annual 2000-share Automatic Option will become exercisable upon the optionee's completion of three (3) consecutive years of Board service measured from the date of grant.

                  (4) PAYMENT. Upon exercise of the Automatic Option, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made through a sale and remittance procedure under which the option holder delivers, in such form as the Committee shall authorize, an exercise notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. To the extent that the exercise


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price of an Automatic Option (or any tax obligations attributable thereto) is paid in shares of Common Stock (whether delivered to the Company by the holder or withheld from shares otherwise issuable upon exercise), the holder will automatically be granted a new Automatic Option covering the number of shares so delivered or withheld; the terms of the new Automatic Option shall be the same as the Automatic Option so exercised, except that the per share exercise price of the new Automatic Option shall be the fair market value of one share of Common Stock on the date of grant of the new Automatic Option and the term of the New Automatic Option shall be equal to the remaining term of the Automatic Option so exercised.

                  (5) CESSATION. In the event the optionee ceases to provide services to the Company or its subsidiaries as a director, an employee, a consultant or an independent contractor, for any reason other than death or disability or the retirement of the optionee from the Board, the Automatic Option may be exercised for the number of shares for which the Automatic Option is exercisable at the time of the optionee's cessation of Board service, within the term of the Automatic Option, for a period of twelve (12) months after the date of such cessation. In the event the optionee ceases to provide services to the Company or its subsidiaries as a director, an employee, a consultant or an independent contractor by reason of the optionee's death or disability or retirement from the Board, the Automatic Option may be exercised for any or all of the shares at the time subject to the Automatic Option as fully-vested shares of Common Stock, within the term of the Automatic Option. For purposes of the Automatic Option, "retirement" shall mean the optionee ceasing to serve as a director of the Company, for any reason other than the optionee's removal for cause, after having served as a director of the Company for an aggregate of at least five (5) full years. In the case of death, the Automatic Option may be exercised within such period by the estate or heirs of the optionee.

                  (6) SPECIAL ACCELERATION AND TERMINATION OF OPTION.


         (a) CORPORATE TRANSACTION. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of Common Stock by means of a sale, merger, reorganization or liquidation (each, a "CORPORATE TRANSACTION"), the Automatic Option shall, immediately prior to the effective date of such Corporate Transaction, become immediately exercisable with respect to all of the shares at the time subject to the Automatic Option. However, if such Corporate Transaction does not also constitute a Change in Control (as defined below), an outstanding Automatic Option shall not so accelerate if and to the extent that such Automatic Option is assumed or replaced by a comparable option pursuant to a written agreement by the successor corporation or parent or subsidiary thereof. Each such Automatic Option shall terminate upon consummation of the Corporate Transaction, except to the extent assumed or replaced. Each Automatic Option which is assumed in connection with a Corporate Transaction, shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the optionee in consummation of such Change in Control had the Automatic Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price shall remain the same.

                           (b) CHANGE IN CONTROL. Each Automatic Option shall
become immediately exercisable with respect to all of the shares at the time subject to the Automatic Option upon a Change in Control.


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For purposes of the Automatic Options issued under this Plan, a "CHANGE IN
CONTROL" shall mean one or more of the following:

                  (i) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), but other than the Company or a person that directly or indirectly controls, is controlled by, or is under, control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Company that result in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company's then-outstanding securities; provided that this provision shall not apply to an acquisition by the California HealthCare Foundation that either:

                           (I) Is on or before May 20, 1996, or

                           (II) Is both (X) after May 20, 1996 but before the
                  first day thereafter, if any, that the California Healthcare Foundation's beneficial ownership is less than 35% and (Y) involves securities representing less than 50% (or, if lower, the lowest percentage of beneficial ownership by the California HealthCare Foundation on or after May 20, 1996 plus 10%) of the combined voting power of the Company's then-outstanding securities;

                  (ii) A merger or consolidation to which the Company is a party, if (I) the beneficial owners of the Company's securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and (II) the directors of the Company immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction;

                  (iii) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (I) have been Board members since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time the Board approved such election or nomination; or

                  (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company unless (I) the beneficial owners of the Company's securities immediately before the transaction have, immediately after the transaction , beneficial ownership of securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Company's assets, and (II) the directors of the Company immediately prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring the Company's assets upon consummation of the transaction.

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4.3      NO DISCRETION; EFFECT ON OTHER AWARDS

         No person will have any discretion to select which Eligible Independent Directors will be granted automatic awards under this Article Four or to determine the number of shares of Common Stock subject thereto. However, nothing in this Plan will be construed to prevent an Eligible Independent Director from either declining to receive an award under this Article 4 or to receive a discretionary award under the Plan or any other compensatory plan or arrangement. This Article 4 and the terms of awards granted thereunder may be amended at any time by action of the Board of Directors, subject only to the limitations of Paragraph 5.1

                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1      AMENDMENT

A. BOARD ACTION. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action shall not adversely affect a holder's rights and obligations with respect to grants and awards at the time outstanding under the Plan and
         (2) certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

B. MODIFICATION OF GRANTS AND AWARDS. The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding grant or award under the Plan, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the holder of the grant or award, adversely affect the holder's rights thereunder; and provided further, subject to the provisions of Paragraph 1.3.C hereof, the Committee shall have no authority to reprice outstanding options, whether through amendment, cancellation or replacement grants .

C. OTHER PROGRAMS. Nothing in this Plan shall prevent the Company from adopting any other compensation program, including programs involving equity compensation, for employees, directors or consultants. The adoption or amendment of any such program shall not be considered an amendment to this Plan.

5.2      TAX WITHHOLDING

A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of grants and awards under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. STOCK WITHHOLDING. The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) any or all holders of outstanding grants or awards under the Plan to elect to have the Company withhold, from the shares of Common Stock


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

         otherwise issuable pursuant to such grant or award, one or more of such shares with an aggregate Fair Market Value equal to the Federal, State and local employment and income taxes ("TAXES") incurred in connection with the acquisition of such shares. Holders of grants or awards under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such Taxes.

5.3      FINANCING

         In order to assist an award holder (including an employee who is an officer or director of the Company) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan, the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Common Stock pursuant to the award (i) the extension of a loan to the award holder by the Company, (ii) the payment by the award holder of the purchase price, if any, of the Common Stock in installments or (iii) the guarantee by the Company of a loan obtained by the award holder from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum Federal and state income and employment tax liability that may be incurred in connection with the acquisition.

5.4      VALUATION

         For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan ("FAIR MARKET VALUE") will be determined as follows:


                  (1) NATIONAL EXCHANGE. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (2) NASDAQ. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing


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

selling price) on the last preceding date for which such quotations exist will be determinative of Fair Market Value.

                  (3) COMMITTEE. Notwithstanding the foregoing, if the Committee determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Committee may use such other method as, in its judgment, is reasonable.

5.5      EFFECTIVE DATE AND TERM OF PLAN

A.       EFFECTIVE DATE.  This Plan became effective on the Effective Date.

B. TERM. No options or other awards may be granted under the Plan after May 10, 2009 ("TERMINATION DATE"), the date ten years following approval of the Plan by the shareholders of the Company. Subject to this limit, the Committee may make grants and awards under the Plan at any time after the Effective Date of the Plan and before the Termination Date.

C.       APPROVALS.  The Plan was  approved by shareholders on May 11, 1999.

5.6      USE OF PROCEEDS

         Any cash proceeds received by the Company from the sale of shares pursuant to grants and awards under the Plan will be used for general corporate purposes.

5.7      NO EMPLOYMENT/SERVICE RIGHTS

         Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Company (or any subsidiary or parent of the Company) for any period of specific duration, and the Company (or any subsidiary or parent of the Company retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any grant or award under this Plan will affect any contractual rights of an employee or other service provider pursuant to a written employment or service agreement executed by both parties.

5.8      DEFERRAL OF AWARDS

         The Committee may, subject to such terms as it shall determine, permit the holder of an award under the Plan to elect to defer receipt of shares or cash otherwise payable under the award.

5.9      ELECTIVE AND TANDEM AWARDS

         The Committee may award stock options, restricted stock, performance shares, phantom stock, performance units and stock appreciation rights independently of other compensation or in lieu of other compensation whether at the election of the potential award holder or otherwise.


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

The number of shares subject to options or shares of restricted stock, phantom stock, performance shares, performance units or stock appreciation rights to be awarded in lieu of other compensation will be determined by the Committee in its sole discretion and need not be equal to the foregone compensation in Fair Market Value. In addition, stock options, restricted stock, performance shares, phantom stock, performance units and stock appreciation rights may be awarded in tandem, so that a portion of that award becomes payable or becomes free of restrictions only if and to the extent that the tandem award is not exercised or is forfeited, subject to such terms and conditions as the Committee may specify.

5.10     CORPORATE TRANSACTIONS


         The Committee may determine and set forth in each award, either at the time of grant or by amendment thereafter, the effect, if any, that any sale of stock or assets, merger, combination, spinoff, reorganization, or liquidation of the Company will have upon the term, exercisability and/or vesting of outstanding awards, provided that any awards that are continued, assumed or replaced with comparable awards in connection with any transaction will be adjusted as provided in Paragraph 1.3.C. The grant of awards under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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